Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 139 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year-ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2014

Appendix A

Report Date

Funds/Portfolios:

February 17, 2014

Eaton Vance Large-Cap Growth Fund

February 17, 2014

Large-Cap Growth Portfolio

February 18, 2014

Eaton Vance Dividend Builder Fund

February 18, 2014

 Dividend Builder Portfolio

February 18, 2014

Eaton Vance Large-Cap Value Fund

February 18, 2014

 Large-Cap Value Portfolio

February 18, 2014

Eaton Vance Small-Cap Value Fund

February 19, 2014

Eaton Vance Investment Grade Income Fund

February 19, 2014

Investment Grade Income Portfolio

February 19, 2014

Eaton Vance Greater India Fund

February 19, 2014

Greater India Portfolio

February 20, 2014

Eaton Vance Small-Cap Fund

February 20, 2014

Eaton Vance Special Equities Fund

February 20, 2014

Parametric Absolute Return Fund (formerly, Eaton Vance Parametric Option Absolute Return Strategy Fund)

February 21, 2014

Eaton Vance Balanced Fund

February 24, 2014

Eaton Vance Commodity Strategy Fund

February 24, 2014

Eaton Vance Real Estate Fund